Exhibit 99.1

2012 Summary Annual Report America’s Most Exciting Bank®

From the Chairman

Dear Fellow Shareowners,

The year 2012 was marked by continued progress toward new prominence in our markets and greater visibility in the investment community. We completed two bank acquisitions, added new offices in Eastern Massachusetts and Albany, New York, and completed a core systems conversion, while producing record earnings. As promised, we remained focused on balance sheet strength, strong asset quality, sound capitalization and creating shareholder value.

The acquisitions of The Connecticut Bank & Trust and Beacon Federal Bancorp added important new markets to our footprint including Greater Hartford and Syracuse, stretching our franchise from Boston to Syracuse and Hartford to Vermont. As in the past, we demonstrated our ability to create value. Both mergers were accretive to earnings per share, with modest impact to tangible book value per share, and target double digit returns on investment. These additions to our franchise bring favorable opportunities for our retail and commercial business lines, as well as the opportunities to expand our America's Most Exciting Bank® (AMEB) culture into new markets.

We grew to ten residential and commercial lending offices in Eastern Massachusetts and added our first branch in that market. In Albany, we added four de novo branches, bringing the total to 17, strengthening our presence there. We've also recruited strong leaders in each of our regional markets who are driving market share growth based on our proven ability to deliver large bank solutions with local focus.

In building our franchise, we've developed a number of levers to support our bottom-line objectives, namely better wallet share, positive operating leverage, improved efficiency, and higher return on equity. We've invested in people and systems to identify and execute on the most favorable opportunities and utilized Six Sigma disciplines to build and deploy best practices. Through all of this, management and employees continue to be committed to the RIGHT core values: Respect, Integrity, Guts, Having Fun and Teamwork. Being part of AMEB means doing the right thing for our communities, customers, team members and shareholders—and I'm proud of the way our company has performed.

Results (in millions)	2012	2011	2010
Revenue	$197	$142	$107
Net Income	33	17	14
Total Assets	5,297	3,992	2,882
Performance			
Return on Equity	5.66%	3.64%	3.55%
Return on Assets	0.73	0.50	0.50
Net Interest Margin	3.62	3.57	3.28
Per Share			
Net Income	$1.49	$0.97	$0.98
Dividends Paid	0.69	0.65	0.64
Book Value	26.53	26.09	27.52
Market Price-YE	23.86	22.19	22.11

1 2012 Summary Annual Report

Michael P. Daly Chairman, President & CEO Bringing Excitement to Wall Street Executives of Berkshire Hills Bancorp rang the Opening Bell at the New York Stock Exchange to celebrate 12 years of excellence and growth and to mark the listing of its shares on The Big Board. 2012 Results The year 2012 was a successful year on many fronts. We posted record earnings that reached $33 million and grew our business in each quarter. In the fourth quarter, we reported $60 million in net revenue and $0.54 in core earnings per share, which was the second highest quarterly core result in our history. Our GAAP net income was $0.38 per share in that period due to $0.16 in net after-tax non-core charges primarily related to the acquisition of Beacon. Our core return on equity also improved sequentially in all quarters of the year, culminating in an 8.2% return on the $26.53 book value of our shares at year-end. In the end, we produced 39% revenue growth, 91% earnings growth and EPS growth of 54%, all meeting or beating our targets. Our shareholders saw a 10.9% total shareholder return and a 3.1% dividend yield, including a 6% increase in our quarterly dividend to $0.18 per share. Our total assets climbed to over $5 billion in 2012, and our market capitalization recently passed the $600 million level. We now place among the hundred largest exchange-traded U.S. banks. We celebrated these achievements by transferring our stock listing to the New York Stock Exchange and ringing the NYSE Opening Bell in November. Looking Ahead At our investor day, we set out new three-year goals for higher efficiency, earnings per share and return on equity. We expect that the value we create will be recognized by the markets and that our owners will continue to benefit as they did in 2012. I was honored to be elected to Chair of our Board effective January 1, 2013. We are indebted to Larry Bossidy for his distinguished leadership in that role, and we look forward to his ongoing contributions as Lead Independent Director. Long-time director Catherine Miller retired at the end of 2012 and we are grateful for her long and steadfast service. The operating environment in 2013 may well be challenging. The potential exists for uneven demand and competitive pricing pressures, which, mixed with uncertainties about fiscal, monetary, and regulatory policy, could impact our business and markets. We expect that high-performance banks will distinguish themselves in this environment, and we are working to differentiate ourselves further with solid earnings growth. In 2012, we achieved our announced objective to double our core earnings per share run rate in a two year period. Our team is eager to continue this climb and to set new company records for revenue, earnings, and profitability. There is much opportunity and promise for us in our markets, and we intend to create an even stronger franchise and more valuable investment for you, our owners. Our goal is to deliver an exceptional experience to all of our constituencies — customers, employees, communities, and owners — and I thank all those who are participating with us in the ascent of this enterprise. Sincerely, 2012 Growth Highlights • 39% Revenue Growth • 91% Earnings Growth • 54% EPS Growth • 28% Growth in Branch Offices 2012 Key Business Initiatives • Loan Production from Lending Recruitment • Bank Acquisitions in Hartford & Syracuse • Commercial Banking Expansion • De Novo Branching in Albany • New Core Banking Technology 2012 Shareholder Benefits • 10.9% Total Shareholder Return • 3.1% Dividend Yield • 6% Increase in Quarterly Dividend • 9% Increase in Average Daily Trading Volume 2 berkshirebank.com Berkshire Hills Bancorp—BHLB

VT
NH
Rochester
Rome
Utica
Syracuse
NY
Manchester
Albany
91
MA
Pittsfield
Woburn
Westborough
Boston
90
Springfield
Hartford
RI
CT

Berkshire Bank is a growing regional franchise spanning four states and stretching from Boston to Syracuse on I-90 and from Hartford to Vermont on I-91.

About Us

Corporate Profile

- Regional bank with $5.3 billion in assets
- 75 full-service branches in four states: MA, NY, CT and VT
- Ten commercial and residential lending offices in Central and Eastern Massachusetts
- Retail and commercial banking, insurance and wealth management
- Presence in high-value, strong markets — I-90 and I-91
- Experienced, energetic management team
- Market cap exceeding $600 million
- Strong revenue and earnings growth
- Quality balance sheet
- Distinctive brand and culture

Strategic Overview

For a comprehensive overview of our strategy and goals please visit *berkshirebank.com/investorday*

Performance Goals

Annual Revenue Growth	> 7 – 10%
Annual EPS Growth	> 10%
Return on Equity	> 10%
Return on Assets	> 1.10%
Efficiency Ratio	< 55%
Fee Income/Revenue	> 30%

Stock Information

as of 12/31/12

Ticker	NYSE: BHLB
Stock Price	$23.86
Price Appreciation (1 yr.)	7.53%
Dividend Yield	3.1 %
Market Capitalization	$600 million
Shares Outstanding	25.15 million
Daily Volume (30 day avg.)	79,000 shares

Note: Performance goals are targeted run rate by end of 2015 and beyond.

3 2012 Summary Annual Report

Earnings per Share 2012 2011 2010 Earnings (millions) 2012 2011 2010 Revenue (millions) 2012 2011 2010 Equity (millions) 2012 2011 2010 Deposits (billions) 2012 2011 2010 Loans (billions) 2012 2011 2010 0% 2% 4% 6% 8% 10% 12% Total Shareholder Return 2012 2011 2010 $0.55 $0.60 $0.65 $0.70 $0.75 Dividends 2012 2011 2010 $20 $21 $22 $23 $24 $25 Stock Price (year-end) 2012 2011 2010 $2.1 $3.0 $4.0 $2.2 $3.1 $4.1 $387 $552 $667 $23.86 $0.69 10.9% $13.6 $17.3 $33.2 $1.49 $0.97 $0.98 $107 $142 $197 Recognition Boston Globe Top 100—Berkshire Hills Bancorp was named among the top 100 performing publicly traded companies in Massachusetts by The Boston Globe. The companies are ranked by how well they increased sales, profits and returns for shareholders. Investor Relations Top 50 — Berkshire Hills Bancorp was named among the top 50 U.S. companies in the Annual Investor Perception Study by IR Magazine in association with Bloomberg, which highlights winning companies and winning investor relations strategies. Banker & Tradesman Top 10 — Berkshire Bank was named among the top 10 banks in Massachusetts and Rhode Island for residential mortgages in volume and dollars in three categories — Single-Family Homes, Condominiums, and Refinances. American Bankers Association Berkshire Bank Foundation received a Certificate of Recognition for the company’s Outstanding Corporate Volunteer Program. Operations Balance Sheet Share Data 4 berkshirebank.com Berkshire Hills Bancorp—BHLB

Climbing Together



2013
Commercial Team Recruited (Eastern MA)
NYSE Listing and Bell Ringing
Core Systems Conversion and Upgrade
Beacon Federal Bancorp Merger (Central NY)
Albany Added 4 Branches, Totaling 17 (Capital District, NY)
Mortgage Team Recruited (Eastern MA)
2012
Connecticut Bank and Trust Merger (Greater Hartford, CT)
Commercial Team Recruited (Central MA)
Legacy Bancorp Merger (Berkshire County, MA)
2011
Rome Bancorp Merger (Central NY)
2010
Private Banking Team Recruited (Pioneer Valley, MA)
Asset-Based Lending Team Recruited (Eastern MA)
2009
Commercial Team Recruited (Capital District, NY)
2007
Factory Point Bancorp Merger (Southern VT)
2006
Insurance Agencies Acquired (Berkshire County, MA)
Albany De Novo Branch Expansion Initiated (Capital District, NY)
2005
Woronoco Bancorp Merger (Pioneer Valley, MA)

5 2012 Summary Annual Report

Work Hard! Play Hard! Rest Hard! That was the theme of the 2012 America’s Most Exciting Bank University — AMEBU — sophomore year. All employees who attended the freshmen session were enrolled in year two of this full-day intensive program at Jiminy Peak, the Mountain Resort, to learn the importance of working and playing hard, as well as taking time for themselves. Students had the opportunity to choose one of three program tracks, which included everything from golf, yoga, and public speaking, to time management, cooking and even ZUMBA®. The theme of the day focused on the Bank’s team members— recognizing that, as employees of a growing successful company with many demands, it is important to take time to relax and engage in activities that are enjoyable. Chairman, President and CEO Mike Daly emphasized that America’s Most Exciting Bank® had just completed one of its most successful and active years that required a great deal of time and commitment on the part of the team. He sincerely thanked everyone for a job well done and encouraged each employee to sit back and relish their accomplishments a bit before rolling up their sleeves and working toward even greater accomplishments in 2013! AMEB Culture 6 berkshirebank.com Berkshire Hills Bancorp—BHLB

In 2012, Berkshire Bank introduced "My Banker." This highly unique, personalized banking service pairs a customer with a dedicated, around-the-clock, relationship manager who serves as the customer’s exclusive point of contact for any financial service needs. My Banker delivers a personalized, concierge banking experience that saves customers both time and money. In addition, customers receive this superior service and attention at no additional cost. “It’s bringing banking to the future,” said Justin Priddle, Berkshire’s Capital District My Banker Relationship Manager. “This program is like none other, providing what people in today’s fast-paced world want and need – convenience and ease when it comes to their banking.” As a member of this exclusive group, My Banker customers always receive the best rates and preferred access for services like express and hassle-free lending. The ideal My Banker customer is a busy professional, someone with a range of financial needs, who would benefit from the high level of service and flexibility My Banker provides. With My Banker, customers have one point of contact who is available at any time, and can meet with the customer when and where the customer finds it convenient. Nancy Sciocchetti, Esq., a Senior Partner with O’Connell and Aronowitz, loves the service. “Unlike my previous relationships with other banks, Berkshire’s program is personalized and individualized to the extent I truly feel I have my own personal banker,” she said. My Banker customers also have access to customized borrowing, insurance, investments, technology and banking solutions for evolving financial needs and wants. My Banker is currently offered in select markets in Western New England and New York. The program has grown quickly since its roll out, and a significant expansion is planned for 2013. Bringing Banking to the Future “The fact that we began our relationship by your offer to come to my office to assess my needs and set up my account set the tone for what I have found to be a completely accessible, easy banking relationship. Your online services are handy and easily maneuvered, and your branches offer a homey, friendly service that really appeals to me. Overall, I have had nothing short of the best experience with Berkshire Bank, and I love the My Banker program. I have recommended you to my friends and colleagues, and I am confident they will share in my satisfaction.” Nancy Sciocchetti, Esq O’Connell and Aronowitz Senior Partner 1-800-773-5601 berkshirebank.com Banking · Insurance Wealth Management The My Banker Approach: The GPS on Your Journey My Banker combines a personal relationship with the convenience of technology, perks and discounts to help you escape the hustle of daily life. If you’ve ever longed for more time and money to experience the moments that make life exciting, you’re not alone – that’s why we created My Banker. A personalized concierge banking experience and relationship that’s all about you. • A relationship that extends beyond ordinary banking • A dedicated relationship manager who will organize and take care of the demands of your personal and financial life • 24-hour service to take things off of your hands so you can spend more time enjoying life’s important moments • Truly personalized service, direct access and alerts to keep you on track With My Banker: • Ensure you reach your financial goals • Customize solutions for your evolving needs and desires • Simplify your life with one point of contact for all your financial needs • Enjoy preferred access for services like express and hassle-free loan approvals My Banker goes beyond just banking to handle life’s toughest tasks, giving you peace of mind and freedom to focus on other priorities. Want to Get Started? Call Justin Priddle at 518.795.4797 Or email Jpriddle@berkshirebank.com 7 2012 Summary Annual Report

Our people, attitude and energy are what make us America’s Most Exciting Bank®, and the Commercial Banking team drives the sales culture that connects Berkshire Bank to the market in a way that demonstrates those traits. In 2012, we were successful in recruiting top talent away from the larger local institutions who not only have the required local market knowledge but also the experience and background necessary to provide our increasingly sophisticated middle market clients with a diverse offering of products and services — allowing us to be highly competitive in the markets in which we operate. Expansion in the Market Our recent expansion into Eastern Massachusetts played a significant role in our record loan production in 2012. New organic loan production increased by 20% over 2011, or roughly $500 million. In addition to maintaining dominant market share in our traditional markets, our new Asset Based Lending and Westborough middle market teams were major contributors and have built a solid $400 million commercial loan portfolio over the past three years. Our Albany and Hartford teams also contributed to increased business. We look for much of the same from our newest additions — a seasoned Eastern Massachusetts middle market team that we recruited earlier this year and a growing middle market and small business team headquartered in Syracuse, which is being led by a dynamic new leader in that region. Increase of Domestic and Foreign Services With a greater emphasis on Commercial & Industrial lending, our C&I book has increased by almost 46% over 2011 and 223% since 2009. As the C&I portfolio continues to grow, the associated deposit and cross-sell opportunities have also been closing at a much higher pace as evidenced by an 88% increase in commercial fee income over 2011. In the ongoing low-rate environment, we continued to expand our sales of commercial loan interest rate swaps, which allowed our customers to take advantage of low long-term fixed rate contracts available in the markets. We also expanded our international service offerings for our commercial customers, including forward foreign exchange and import / export financings. Finally, we reengineered our small business lending platform, and our commercial and retail teams work in tandem under our regional leadership, seamlessly providing the best solutions to both small and large businesses. Customized Financial Services Commercial deposits grew by 18% in 2012. This significant growth, along with a new core system and a more robust cash management platform, has allowed us to capitalize on additional cash management opportunities by matching customers with targeted profiles and providing customized financial solutions, including top-tier merchant services, account analysis, remote deposit, online banking and mobile banking. As a result of this success, our cash management income increased by 54% over 2011. In addition to driving loan growth, this past year we continued to concentrate on expanding existing customer relationships and cross-selling products and services. One such success story was our Berkshire County team, which led the pack in a successful referral campaign, resulting in new business for their merchant services, insurance, and wealth management partners. Our competitive advantage is quite simple and built around the following guiding principals: we operate in desired Northeast markets; we are a community-based bank with sophisticated product offerings; we have continuity to our markets and strong market leadership; we have a sound and responsive risk management culture; and we have a strong retail distribution network with solid support from our Foundation. These guiding principals along with our exceptional people and process are what set us apart from the competition. As we look to 2013 and beyond, we’ve positioned our commercial franchise to be a growth engine for the Bank. We feel confident that we have the RIGHT team, the RIGHT products and the RIGHT systems in place to deliver an unparalleled banking experience to our existing and new customers and be able to address whatever financial needs they may have. Stepping Up in the Commercial Middle Market 8 berkshirebank.com Berkshire Hills Bancorp—BHLB

Recipe for Success The last few years have been a whirlwind for the consumer trying to secure a residential loan, whether purchasing a new home or refinancing. The amount of regulatory requirements implemented for both the individual and the financial industry has been astronomical, causing many to feel overwhelmed. Berkshire Bank, however, has created a recipe for success that begins by working very closely with clients to provide clarity while building realistic expectations. Paul Gershkowitz oversees Berkshire Bank’s Greenpark Mortgage Division, and he states, “We’ve engineered a process flow that is geared toward ensuring quality control and providing clients with products and services that are best and most appropriate for their individual situation.” He continued, “The financial institutions which succeed in this business are those that master the regulatory issues and the customer service process, as well as make sure clients can afford the loans they receive.” Berkshire Bank has all the right ingredients. Having recently expanded its residential lending operations into Central and Eastern Massachusetts, the Bank more than tripled its business from the year prior and was named a 2012 top 10 lender in Massachusetts and Rhode Island by Banker & Tradesman in three categories: single-family purchase money mortgages; condo purchase money mortgages; and refinances. The Bank has built a team of experienced, seasoned lending officers who truly are experts in their field. They are professionals who understand all of the Bank’s products and can clearly communicate them and the process to clients. They can even offer other services to clients, such as depository and insurance. Berkshire’s operations staff also works like a fine-tuned machine, ensuring all the i's are dotted and t’s are crossed every step of the way through to the closing. “Buying a home is one of the most exciting times in people’s lives, but it can also be one of the most stressful,” said Kevin Inkley, Senior Vice President of Retail Lending. “At Berkshire Bank, we specialize in explaining the process well to clients up front, so they have full understanding of what exactly is involved. Their experience is good, and they spread the word to others, which has resulted in referrals and contributed to our success.” In addition to its full branch network, Berkshire Bank operates residential lending offices in Needham, Quincy, Cambridge, Methuen, Tewksbury, Andover, West Roxbury and Westborough, Massachusetts, and has maintained Greenpark Mortgage Division’s endorsement by the Massachusetts Teachers Association as the exclusive home mortgage provider for their members. Residential Lending

Insurance Wealth Management The Berkshire Bank Wealth Management team and Renaissance Investment Group ended 2012 with healthy growth in assets under management and revenues due to strong new business relationships as well as a favorable capital markets support. The business line has further evolved with the addition of a robust financial planning offering augmented by the recruitment of an additional Certified Financial Planner (CFP®), both of which have already made a significant impact in cementing client relationships and developing new ones. Overall, the team has continued with sound investment strategies, resulting in best of breed investment performance for clients. Throughout 2012 Berkshire Insurance Group strengthened company partnerships and provided best in class service for clients. Over 10,000 clients were transitioned to a new dynamic carrier, realizing significant premium savings and coverage enhancements in a market in which premiums have been increasing. In addition, the team handled over 73,000 calls in its call center, and partnered with Hanover, Peerless and National Grange, allowing many of these customers to receive assistance directly from the carriers. Customers continue to take advantage of Berkshire Insurance Group’s 24/7 claims service, extended hours offered with company partners and a newly designed interactive website. In addition, the group worked closely with the other business line partners within the Bank to further enhance the customer experience with both personal and commercial insurance products through cross sell and referral initiatives. $600 $800 $1000 $1200 Assets Under Management (millions) 2012 2011 2010 2009 $668 $667 $964 $1098 10 berkshirebank.com Berkshire Hills Bancorp—BHLB

Strength of

NY
Central NY

- **East Syracuse**
- Marcy
- New Hartford
- Oriskany Falls
- Utica
- Rome

NY
Capital District

- **Albany**
- Clifton Park
- Colonie
- Delmar
- East Greenbush
- Glenville
- Guilderland
- Halfmoon
- Latham
- North Greenbush
- Rotterdam
- Slingerlands
- Whitehall
- Wilton

VT
Southern Vermont

- Arlington
- Dorset
- Ludlow
- **Manchester**
- Rutland

MA
Berkshire County

- Dalton
- Great Barrington
- Lee
- Lenox
- North Adams
- Otis
- **Pittsfield**
- Sheffield
- Stockbridge
- West Stockbridge



Rochester
Rome
Utica
Syracuse





TELLER SERVICES

Breaking New Ground
NY Branch Expansion

- Colonie
- North Greenbush
- Slingerlands
- Wilton

Not Shown — Tennessee Offices

11 2012 Summary Annual Report

Our Network

MA
Pioneer Valley

- Chicopee
- East Longmeadow
- Feeding Hills
- Haydenville
- Longmeadow
- Ludlow
- South Hadley
- Southwick
- **Springfield**
- Westfield

MA
Eastern MA

- Chelmsford

Commercial Lending

- **Westborough**
- **Woburn**

Residential Lending

- Andover
- Cambridge
- Methuen
- Needham
- Quincy
- Tewksbury
- Westborough
- West Roxbury

CT
Greater Hartford

- Glastonbury
- **Hartford**
- Newington
- Rocky Hill
- Vernon
- West Hartford
- Windsor



Regional Headquarters
Office Locations
VT
NH
NY
Manchester
Albany
MA
91
Pittsfield
Woburn
Westborough
Boston
90
Springfield
Hartford
RI
CT

Berkshire Hills Bancorp—BHLB berkshirebank.com 12

As Berkshire Bank has grown in 2012, so too has its community support throughout all of its markets. The Berkshire Bank Foundation and the Bank awarded nearly $2 million in grants and sponsorships to over 350 community organizations in Massachusetts, New York, Connecticut and Vermont during the past year, an increase from 2011. Peter J. Lafayette, Executive Director of the Foundation, commented, “Berkshire Bank is excited to give back to the community in a significant way this year through our charitable grants and volunteer efforts. The growth of the bank has allowed us to increase our financial assistance to hundreds of non-profit organizations meeting important needs in our communities.” “As America’s Most Exciting Bank® continues to grow, the Foundation will continue to provide important financial support in communities that Berkshire Bank serves. We believe it’s our responsibility to contribute to the health, vibrancy, and success of our communities,” added Lafayette. In addition to financial support, the Bank’s nationally recognized Employee Volunteer Program annually completes community service projects benefiting schools, non-profit organizations and communities within its service area. In 2012, Berkshire Bank employees completed 95 volunteer projects with over 50% of Berkshire’s 1,000 employees participating. In total, Berkshire Bank employees completed over 37,000 hours of community service last year through bank-sponsored projects and individual efforts. America’s Most Exciting Bank® Gives Back Recycle, Renew & Reuse This past year, Berkshire Bank launched the Recycle, Renew & Reuse Technology Partnership Program, through which the Bank donated surplus computers, telephones and other technology equipment to non-profit organizations struggling to maintain current technology. Recognizing that access to technology is a critical component to success in a 21st century world, the program was established to provide an extra boost to important organizations facing budget constraints. Berkshire Bank partnered with Compuworks, a local computer servicing company, to prepare the computers for distribution, and the early response has been tremendous. To date, nearly 40 different non-profit organizations have received support through this program. Over 250 pieces of technology have been provided to fulfill important needs such as job training, tutoring, mentoring, education and more. We will look to continue the program into 2013 as we acquire pieces of technology that would otherwise be discarded. Executive Vice President of Retail Banking Sean Gray, commented, “This is a great opportunity to invest a small amount of money in refurbishing these computers and making a significant impact on organizations serving our community in so many important capacities. It’s just another reason we’re America’s Most Exciting Bank®.” Brand Refresh In early 2013, Berkshire Bank began to roll out a refresh of its “America’s Most Exciting Bank®” brand. “It’s not enough for us to be exciting, we have to make an exciting difference in our customers’ lives,” explains Elizabeth Mach, VP of Marketing. Emphasizing “Life is exciting. Let us help,” the new campaign will utilize TV, radio, print, outdoor, in-branch signage, social and online media in each of the Bank’s key markets. 13 2012 Summary Annual Report

SUMMER
OF EXCITEMENT
Berkshire Bank Foundation's
$25,000 GIVEAWAY
Help us give away $25,000 to area non-profit organizations!
You vote and we donate.
Now that's what makes us exciting!
Log on to www.facebook.com/BerkshireBank and click the "Summer of Excitement Promotion" tab to nominate a charity to be eligible to receive one of nine grants. The organization with the most votes in each Berkshire Bank region will win a $5,000 grant. The other organizations nominated will be eligible for a drawing to receive one of the five $1,000 grants.
Voting will take place June 4 — August 31, 2012 with winners announced in September 2012.
It's the Summer of Excitement so Click for Your Cause now!
BerkshireBank Foundation
1-800-773-5601
berkshirebank.com

Summer of Excitement

The Berkshire Bank Foundation used Facebook to increase awareness about important local non-profit organizations. Receiving over 5,000 "likes" through our Summer of Excitement social media promotion, organizations with the most votes each received a $5,000 grant. Congratulations to our winners:

- **Berkshire County, MA: Berkshire Choral Festival**
- **Pioneer Valley, MA: Springfield Technical Community College**
- **New York: Empire State Youth Orchestra**
- **Vermont: Casting for Recovery**

The promotion raised a lot of excitement within the non-profit community, and awareness about Berkshire Bank's commitment to its markets. We will continue to look for opportunities for the community to help us decide how to award some of our grant funds—a fitting tribute to our brand as America's Most Exciting Bank®.

Managing Our Climb

We have built our Bank through steady business generation in our markets and carefully structured and executed acquisitions. In all of our activities, we emphasize financial and operating discipline, and central to that is the use of Six Sigma, scalable operating systems and performance management.

Six Sigma
Through our Project Management Office, we engineer our business processes using the well-regarded Six Sigma methodologies to define, measure, analyze, improve and control outcomes. These result in better service, efficiency and reliability in our business lines. They also help us identify opportunities for revenue generation and cross-sale solutions for our customers. We expanded our Project Management Office in 2012 and engineering improvements in targeted business functions continue to be a focus for us.

Scalable Operating Systems
2012 also marked the completion of our core systems conversion. The new systems are highly scalable and offer in-depth analytics and enhanced accessibility to operating data. These new data sets are constantly being mined so that we set our route to take best advantage of the terrain that is in front of us. As we respond to new pressures on profitability and growing regulatory compliance burdens, we feel confident that our robust analytics combined with our disciplined, yet nimble, team will allow us to excel in a challenging environment.

Performance Management
Translating analytics and process engineering into continuous improvement depends on how we communicate with and manage our team resources. We use scorecarding extensively throughout our company as a basis of performance management. Specific expectations for performance are established and progress is evaluated throughout the year. This system is further augmented by the use of internal service agreements throughout the organization to provide the same high level of service that we expect to provide to our customers.

Berkshire Hills Bancorp—BHLB berkshirebank.com 14

Personal Banking • Deposits • Mortgages • Consumer Loans • Credit Cards • Investments • Online Banking • Bill Payment • My Banker • Private Banking • Mobile Banking • Equity Lines of Credit Business Banking • Deposits • Business Loans • Mortgages • Asset Based Lending • Online Banking • Cash Management • Foreign Exchange and Trade Services • Trade Finance • Merchant Card Processing • Credit and Payment Cards • Workplace Banking • Interest Rate Swaps Wealth Management • Financial Planning • Investment Management • Trust Administration • Estate Planning Personal and Business Insurance • Property and Casualty • Life and Health • Umbrella • Comprehensive Products and Services Management Michael Daly Chairman, President & CEO Sean Gray EVP, Retail Banking & Operations Linda Johnston EVP, Human Resources Richard Marotta EVP, Chief Risk Officer Kevin Riley EVP, Chief Financial Officer Patrick Sullivan EVP, Comm. Banking, Insurance & Wealth Mgt George Bacigalupo SVP, Chief Credit Officer Timothy Cadigan SVP, Commercial Banking — Central MA James Carr SVP, Asset Based Lending Michael Carroll SVP, Commercial Leader — Capital District Susan Chamberlain First VP, Retail Banking — Greater Hartford Allan Costello SVP, Audit & Compliance Manager Robert Curley Chairman, New York Region James Curran SVP, Commercial Leader — Central MA Karen Dumas SVP, Commercial Banking — Central MA Steven Dunham First VP, Loan Workout Manager David Eidle SVP, Commercial Strategy & Development Matt Emprimo First VP, Commercial Banking — Berkshire County Mark Evitts SVP, Asset Based Lending John Faber SVP, Commercial Banking — Central MA Michael Ferry SVP, Commercial Leader — Berkshire County Paul Flynn SVP, Asset Based Lending Mark Foster SVP, Asset Based Lending Lyle Fulton SVP, Commercial Banking Paul Gershkowitz First VP, Greenpark Mortgage David Gonci Capital Markets Director Tami Gunsch SVP, Retail Banking Shelley Guyette First VP, Human Resources Carol Hamilton SVP, Asset Based Lending James Hickson SVP, Asset Based Lending Josephine Iannelli SVP, Chief Accounting Officer Kevin Inkley SVP, Retail Lending Peter Lafayette Foundation Executive Director Charles Leach SVP, Chief Investment Officer Thomas Malinowski President, Renaissance Investment Group Brant McDougall SVP, Commercial Banking — Eastern MA Sheryl McQuade SVP, Commercial Leader — Greater Hartford Elizabeth Mineo SVP, Private Banking David Niles First VP, Commercial Banking — Capital District Patricia O'Meara First VP, Greenpark Mortgage Christopher Papayanakos SVP, Commercial Leader — Central NY John Sinopoli SVP, Information Technology Gary Urkevich First VP, Corporate Initiatives Richard Van Auken First VP, Commercial Banking — Capital District Lee Willingham SVP, Asset Based Lending Theresa Wituszynski SVP, Branch Operations Berkshire Bank offers a full set of products and services for personal and business customers in our markets. This includes sophisticated financial and electronic products for professionals and large organizations, as well as the personalized attention and ease of use desired by all our clients. 15 2012 Summary Annual Report

Teamwork + Excitement = A Winning Team As Berkshire Bank builds its reputation as America’s Most Exciting Bank® in the important Hartford market, a respected advocate joined our team to help build awareness and continue to shape the culture. Geno Auriemma, best known as head coach of the University of Connecticut women’s basketball team, joined Berkshire Bank as a spokesperson. A successful businessman, accomplished author and speaker, Auriemma is excited to join Berkshire Bank. He is a seven-time national coach of the year, brought home the gold as the head coach of the U.S. Women’s National Team in the 2012 Olympic Games in London, and is a member of both the Women’s Basketball Hall of Fame and Naismith Memorial Basketball Hall of Fame. The Hartford and Springfield market, the second largest economic area in New England, is an important area of focus for the bank, now with 20 branches. Auriemma and the team look forward to continued growth throughout the region in 2013. We Now Have Mobile Banking In the last 25 years, the advent of ATMs, telephone banking and online banking have changed the way banks interact with their customers. Mobile banking is the logical next step, and Berkshire Bank has the solution. All personal banking and small business customers can now view account balances, make transfers and pay bills directly from their smartphones. Banking • Insurance • Wealth Management 1-800-773-5601 berkshirebank.com One of the most exciting things for a coach is when the strengths of individual players work together perfectly. The whole becomes greater than the sum of the parts. With Berkshire Bank and CBT coming together, you get big bank resources combined with community bank attention. Great financial strength. With great community commitment. It’s a winning combination. From people with the right attitude and energy to help you seize those exciting moments in your life. And make the most of them. Life is exciting when you’re on the winning team! 16 berkshirebank.com Berkshire Hills Bancorp—BHLB

Leadership Team



Michael P. Daly

Chairman, President & Chief Executive Officer of the Company and the Bank



Lawrence A. Bossidy

Lead Independent Director and Retired Chairman & CEO of Honeywell International and AlliedSignal

Board of Directors



Geno Auriemma

Basketball Coach, seven-time national Coach of the Year, member of Women's Basketball Hall of Fame



Robert M. Curley

Director & New York Chairman, previously served as Chairman & CEO, Citizens Bank in NY



John B. Davies

Retired Executive Vice President of Massachusetts Mutual Life Insurance Company



Rodney C. Dimock

Principal in Arrow Capital, LLC and former President of Cornerstone Properties & Aetna Realty Investors, Inc.



J. Williar Dunlaevy

Former CEO of Legacy Bancorp & Former Chairman of Legacy Banks



Susan M. Hill

Founder & President of Hill & Thompson, P.C., an accounting firm in Manchester Center, VT



Cornelius D. Mahoney

Retired Chairman, President & CEO of Woronoco Bancorp, Inc. and Woronoco Savings Bank



David E. Phelps

President & CEO of Berkshire Health Systems, a provider of comprehensive healthcare services



Barton D. Raser

Vice President of Carr Hardware & Supply Company in Pittsfield, MA



D. Jeffrey Templeton

Owner & President of The Mosher Company, Inc., located in Chicopee, MA

Appointed to the Board on March 18, 2013.

John W. Altmeyer

President and Chief Executive Officer of Carlisle Syntec, Inc., in Carlisle, Pennsylvania, and former director of Beacon Federal Bancorp

Executive Team



Sean A. Gray

Executive Vice President, Retail Banking & Operations



Linda A. Johnston

Executive Vice President, Human Resources



Richard M. Marotta

Executive Vice President, Chief Risk Officer



Kevin P. Riley

Executive Vice President, Chief Financial Officer



Patrick J. Sullivan

Executive Vice President, Commercial, Insurance & Wealth Management

17 2012 Summary Annual Report

Financial Information Summary This document contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements, including factors discussed in “Forward- Looking Statements” in the Company’s 2012 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website www.sec.gov and to which reference is hereby made. Except as required by law, the Company assumes no obligation to update any forward-looking statements, and undue reliance should not be placed on these statements. Annual Report on Form 10-K can be obtained from berkshirebank.com or will be furnished upon written request without charge to persons who are beneficial owners of securities of the Company as of the record date for the Annual Meeting of Shareowners. At or for the years ended December 31, Balance Sheet ($ millions) 2012 2011 2010 Total assets $5,297 $3,992 $2,882 Investment securities 574 533 406 Total loans 3,989 2,957 2,142 Allowance for loan losses (33) (32) (32) Goodwill and other intangible assets 274 223 173 Deposits 4,100 3,101 2,204 Borrowings and debentures 448 237 260 Shareholders’ equity 667 552 387 Operating Results ($ thousands) Net interest income $143,388 $106,520 $76,947 Non-interest income 54,056 35,803 29,751 Total net revenue 197,444 142,323 106,698 Provision for loan losses 9,590 7,563 8,526 Non-interest expense 140,806 116,442 82,137 Income tax expense 13,223 1,884 2,420 Net income from discontinued operations (637) 914 — Net income 33,188 17,348 13,615 Share Data Earnings per share, diluted $1.49 $0.97 $0.98 Dividends per share $0.69 $0.65 $0.64 Period end shares outstanding (thousands) 25,149 21,147 14,076 Berkshire Bank - America’s Most Exciting Bank

Corporate Offices
Berkshire Hills Bancorp, Inc.
24 North Street, P.O. Box 1308
Pittsfield, MA 01202-1308
800-773-5601
berkshirebank.com

Stock Listing
Berkshire Hills Bancorp, Inc., is publicly traded on the New York Stock Exchange (NYSE) under the symbol "BHLB".

Investor Information
Investor Relations
Attn: Allison O'Rourke
Berkshire Hills Bancorp, Inc.
99 North Street, P.O. Box 1308
Pittsfield, MA 01202-1308
413-236-3149
aorourke@berkshirebank.com

Transfer Agent and Registrar
Shareowners who wish to change the name, address, ownership of stock, report lost stock certificates, inquire about the Dividend Reinvestment Plan or consolidate stock accounts should contact:
Registrar and Transfer Company
Attn: Investor Relations Department
10 Commerce Drive
Cranford, NJ 07016
800-368-5948
rtco.com

2013 Annual Meeting of Shareowners
Thursday, May 9, 2013 | 10 a.m. EST
The Crowne Plaza Hotel
One West Street
Pittsfield, MA 01201

BHLB
LISTED
NYSE